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                       UGI UTILITIES INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1

                             (THOUSANDS OF DOLLARS)

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
                                                                              Year Ended September 30,
                                                    ---------------------------------------------------------------------------
                                                      2000             1999            1998             1997            1996
                                                    ---------        ---------       ---------        ---------       ---------
EARNINGS:

Earnings before income taxes                        $ 82,882         $ 63,139        $ 57,007         $ 63,275        $ 61,717
Interest expense                                      18,138           17,317          17,383           16,696          15,921
Amortization of debt discount and expense                215              215             200              176             173
Interest component of rental expense                   1,318            1,539           1,624            1,887           1,838
                                                    ---------        ---------       ---------        ---------       ---------
                                                    $102,556         $ 82,210        $ 76,214         $ 82,034        $ 79,649
                                                    =========        =========       =========        =========       =========

FIXED CHARGES:

Interest expense                                    $ 18,138         $ 17,317        $ 17,383         $ 16,696        $ 15,921
Amortization of debt discount and expense                215              215             200              176             173
Allowance for funds used during
        construction (capitalized interest)               17               36              39              114             107
Interest component of rental expense                   1,318            1,539           1,624            1,887           1,838
                                                    ---------        ---------       ---------        ---------       ---------
                                                    $ 19,691         $ 19,107        $ 19,246         $ 18,873        $ 18,039
                                                    =========        =========       =========        =========       =========

Ratio of earnings to fixed charges                      5.21             4.30            3.96             4.35            4.42
                                                    =========        =========       =========        =========       =========
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